Exhibit 10.1

Execution version

EIGHTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This eighth Amendment TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is dated January 30, 2025, and is made by and among (a) AIR INDUSTRIES MACHINING, CORP., a New York corporation (“AIM”), NASSAU TOOL WORKS, INC., a New York corporation (“NTW”), THE STERLING ENGINEERING CORPORATION, a Connecticut corporation (“Engineering”, and together with AIM and NTW, individually a “Borrower”, and collectively the “Borrowers”), (b) AIR INDUSTRIES GROUP, a Nevada corporation (together with its successors and permitted assigns, “Parent”), and AIR REALTY GROUP, LLC, a Connecticut limited liability company (“Realty”, and together with Parent, the “Guarantor”) and WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association (successor by merger to Sterling National Bank), (together with its successors and permitted assigns, the “Lender”).

Recitals

Pursuant to that certain Loan and Security Agreement, dated as of December 31, 2019, as amended (the “Loan Agreement”) by and among Borrowers, Guarantor, the other Credit Parties thereto, and Lender, Lender has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby).

The Credit Parties have requested that Lender agree to make certain amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

(a) Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by the addition, in alphabetical order, or the amendment and restatement, as applicable, of each of the following definitions, to read in their entirety as follows:

“ATM Proceeds” means the cash proceeds received by Parent from the issuance of common stock through an At-The Market offering described in the Form S-3 Registration statement filed by Parent with the United States Securities and Exchange Commission on or about December 13, 2024.

“Eighth Amendment Effective Date” means January 30, 2025.

“Fixed Charge Coverage Ratio” means, for a Person on any date of determination, the ratio of (a) EBITDA less unfinanced Capital Expenditures to (b) (i) taxes paid in cash, plus (ii) to the extent Distributions have not been reflected in net income, Distributions that are made by Parent (provided that Distributions by Parent are not permitted without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion), plus, (iii) Interest Expense paid in cash, plus (iv) principal payments made or required to be made on any and all long term Debt (other than in respect of the Revolving Loans prior to the Maturity Date and other than principal payments made from proceeds of ATM Proceeds during such period, so long as such payment are Permitted Subordinated Indebtedness Payments), in each case determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP on a rolling twelve month basis, on such date of determination.

“Installment Payment Date” means the first day of each calendar month, commencing on the date described in Section 4.3, and continuing on the same day of each calendar month thereafter until the earlier of the Termination Date or the date on which the Term Loan or Term Loan Cap Ex Advance, as applicable has been irrevocably paid in full.

“Permitted Subordinated Indebtedness Payments” shall have the meaning set forth in that certain Subordination Agreement dated as of December 31, 2019, as amended by Amendment No. 1 to Subordination Agreement dated December 7, 2021 and by Amendment No. 2 to Subordination Agreement dated as of the Eighth Amendment Effective Date, all by and among Lender and Taglich Brothers Inc., Michael N. Taglich, Michael N. Taglich & Claudia Taglich JTWROS, and Robert F. Taglich as subordinated creditors.

“Term Cap Ex Commitment” means $1,640,000.

“Term Cap Ex Commitment Period” means the period from the Eighth Amendment Effective Date through January 31, 2025.

(b) Section 4.2(b). Section 4.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) For so long as the Term Loan and the Term Cap Ex Loan remain outstanding, if Excess Cash Flow for any Fiscal Year of Parent and its consolidated subsidiaries is a positive number, beginning with the Fiscal Year ending December 31, 2020, Borrowers shall pay to Lender, for application to the Term Loan and the Term Cap Ex Loan on a pro rata basis, an amount equal to the lesser of (i) twenty-five percent (25%) of the Excess Cash Flow for such Fiscal Year and (ii) the outstanding principal balance of the Term Loan and the Term Cap Ex Loan. Such payment shall be made to Lender and applied to the outstanding principal balance of the Term Loan and Term Cap Ex Loan, on or prior to April 15 of the Fiscal Year immediately following such Fiscal Year.

(c) Section 4.3. Section 4.3(a) and Section 4.3(b) of the Loan Agreement are hereby amended and restated in their entirety read as follows:

(a) The principal of the Term Loan shall be payable to Lender in equal monthly installments on each Installment Payment Date occurring after the Seventh Amendment Effective Date, each in an amount equal to $67,857.15 (plus interest payable pursuant to Section 4.1).

(b) The principal of the Term Cap Ex Loan Advance shall be payable to Lender in equal monthly installments on each Installment Payment Date occurring after the Eighth Amendment Effective Date, each in an amount equal to $19,523.81 (plus interest payable pursuant to Section 4.1).

(d) Section 9.3. Section 9.3(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(c) on the Agreement Date and thereafter, (i) for working capital in the ordinary course of Borrowers’ business, and (ii) with regard to proceeds of the Term Cap Ex Loan, to finance Eligible Equipment (other than Term Loan Primary Collateral) purchased by (or otherwise being funded through reimbursement to) Borrowers on or about the Eighth Amendment Effective Date, and (iii) with regard to proceeds of the Term Loan, to finance or refinance Eligible Equipment (other than Term Cap Ex Loan Primary Collateral) on or prior to the Seventh Amendment Effective Date.

(e) Section 9.14(a). Section 9.14(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) The Fixed Charge Coverage Ratio for Parent and its consolidated Subsidiaries for any Fiscal Quarter of Parent, determined as of the last day of such Fiscal Quarter, shall not be less than (i) 1.05 to 1.00 for the Fiscal Quarter ending March 31, 2025, (ii) 1.05 to 1.00 for the Fiscal Quarter ending June 30, 2025, and (iii) 1.25 to 1.00 for all other Fiscal Quarters.

(f) Schedule 1.2. Schedule 1.2 of the Loan Agreement is hereby amended and restated by Schedule 1.2 attached to this Amendment.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any Loan made thereunder.

3. Amendment Fee. In consideration of Lender’s agreement to enter into this Amendment, Borrowers shall pay to Lender a non-refundable amendment fee in an amount equal to $20,000 which amendment fee has been fully earned as of the effective date of this Amendment, and which shall be payable at the execution and delivery of this Amendment.

4. Conditions Precedent. This Amendment shall be effective on the date (such date, the “Eighth Amendment Effective Date”) that each of the following conditions have been satisfied, in form and substance satisfactory to Lender:

(a) The Lender shall have received a fully executed copy of this Amendment;

(b) The Lender shall have received a Term Loan Cap Ex Note in the original principal amount of $1,640,000, payable to Lender and properly executed by Borrowers;

(c) Evidence, in form and substance acceptable to Lender, that the Eligible Equipment financed with proceeds of the Term Cap Ex Advance has been purchased by a Borrower together with copies of all invoices relating to such Eligible Equipment.

(d) The Lender shall have received a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to the Lender, of the Board of Directors or equivalent authorizing body of each Borrower authorizing, as applicable, the execution, delivery of this Amendment and the performance of this Amendment, certified by the Secretary, an Assistant Secretary or other authorized representatives of each Borrower as of the Eighth Amendment Effective Date, which certificate shall state that the resolutions or other action hereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect; and

(e) The Lender shall have received the amendment fee set forth in Section 3 above and Borrowers shall have paid or cause to be paid all fees and expenses required to be paid in accordance with this Amendment.

5. Representations and Warranties. Borrowers hereby represent and warrant to Lender as follows:

(a) Each Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by each Borrower and constitute the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms.

(b) The execution, delivery and performance by each Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the certificate of formation, articles of incorporation, operating agreement, or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

6. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

8. Release. Borrowers hereby absolutely and unconditionally release and forever discharge Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever relating to any Loan Document arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. Borrowers hereby reaffirms their agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a loan to the Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, and costs and expenses.

10. Counterparts. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment will be as effective as delivery of a manually executed counterpart of the Agreement.

11. Headings. Section Headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting this Amendment.

12. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	AIR INDUSTRIES MACHINING, CORP.

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

NASSAU TOOL WORKS, INC.

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

THE STERLING ENGINEERING CORPORATION

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

GUARANTORS:	AIR INDUSTRIES GROUP

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

AIR REALTY GROUP, LLC

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

[Signature Page to Eighth Amendment to Loan and Security Agreement (Air Industries)]

WEBSTER BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Gordon Massave
Name:	Gordon Massave
Title:	Managing Director

[Signature Page to Eighth Amendment to Loan and Security Agreement (Air Industries)]

Schedule 1.2

Term Loan Primary Collateral

The Eligible Equipment of Borrowers described in the Appraisal with an effective date of February 9, 2024, issue date March 1, 2024, prepared for Webster Business Credit, a division of Webster Bank, N.A., by Tiger Valuation Services, LLC, so long as such items of Equipment shall, at all times, remain Eligible Equipment. For the avoidance of doubt, Term Loan Primary Collateral shall not include any Term Cap Ex Loan Primary Collateral.

[Signature Page to Eighth Amendment to Loan and Security Agreement (Air Industries)]